UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

October 11, 2018
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2018, Valeritas Holdings, Inc. (the “Company”) adopted the 2018 Inducement Plan (the “Inducement Plan”) to reserve 1,000,000 shares of its common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, or to former employees after a bona fide period of non-employment with the Company, as a material inducement to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Inducement Plan was recommend for approval by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), and subsequently approved and adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4), contingent upon effectiveness of the Company’s Registration Statement on Form S-1 (File No. 333-226958). The terms and conditions of the Inducement Plan are substantially similar to the Company’s stockholder-approved Amended & Restated 2016 Equity Incentive Compensation Plan.

A complete copy of the Inducement Plan, the Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Inducement Plan are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The above summary of the terms of the Inducement Plan and Inducement Plan documents does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 8.01. Other Events.

On October 11, 2018, the Board, based on the Compensation Committee’s recommendations, approved an aggregate of 5,222,675 option grants to the Company’s employees, executive officers and independent non-employee directors, contingent upon pricing of the Company’s previously disclosed public offering. The options will be granted on the second trading day after pricing of the offering and will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The Company’s executive officers will receive an aggregate of 3,262,000 options, which will vest as follows: (i) 50% of the options granted to executive officers with more than one year of service will vest on the one-year anniversary of the date of grant, with the remaining balance vesting in substantially equal quarterly installments over the following four quarters; and (ii) 25% of the options granted to executive officers with less than one year of service will vest on the one-year anniversary of the grant date, with the remaining balance vesting in substantially equal quarterly installments over the following eight quarters. The Company’s independent non-employee directors will receive an aggregate of 245,000 options, which will vest as follows: 50% of the options will vest on the one-year anniversary of the date of grant, with the remaining balance vesting in substantially equal quarterly installments over the following four quarters. Each of the options will expire on the tenth anniversary of the date of grant.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Form of 2018 Inducement Plan
10.2	Form of Stock Option Grant Notice and Option Agreement under the 2018 Inducement Plan